Exhibit 99.1

FLUIDIGM ADDS PATRICK JONES TO ITS BOARD OF DIRECTORS

SOUTH SAN FRANCISCO, Calif. – Mar. 15, 2011 – Fluidigm Corporation (NASDAQ:FLDM) today announced that Patrick S. Jones has been appointed to Fluidigm’s Board of Directors. Mr. Jones fills the vacancy created by the resignation of Jeremy Loh, which was effective on March 10, 2011. Mr. Jones will also join and chair the Board’s audit committee.

“We are excited to add Patrick to our Board,” said Sam Colella, Chairman of Fluidigm’s Board. “Patrick brings a wealth of experience and practical skills that we believe will add value and perspective to the Board as we seek to help Fluidigm grow and increase its contributions in the life science and Ag-Bio communities.”

“I am looking forward to using my international experience and semiconductor background to help Fluidigm’s management team achieve its long-term objectives,” said Mr. Jones. “Together, we hope to maximize the potential of Fluidigm’s integrated fluidic circuit solutions and bring outstanding results to our target markets and to Fluidigm investors,” he concluded.

Mr. Jones, age 66, has been a private investor since March 2001. He currently sits on the boards of several leading public companies including Epocrates, a provider of clinical solutions to healthcare professionals and interactive services to the healthcare industry; Novell, Inc., a leading enterprise infrastructure software provider; Lattice Semiconductor Corporation, a fabless semiconductor company; and Openwave Systems, a telecom infrastructure software provider. From June 1998 to March 2001, Mr. Jones was the Senior Vice President and Chief Financial Officer of Gemplus International S.A. (now GEMALTO N.V.), a provider of solutions empowered by smart cards. Prior to Gemplus, from March 1992 to June 1998, he was vice president and corporate controller at Intel Corp., a producer of microchips, computing and communications products. Prior to that, Mr. Jones served as Chief Financial Officer of LSI Logic, a semiconductor company.

Mr. Jones fills a vacancy created by the resignation of Dr. Loh, who is a Vice President (Investments) at San Francisco Centre for EDB Investments Pte Ltd, Singapore.

“We thank Jeremy for his service to Fluidigm during the critical time in which we readied ourselves for an initial public offering. His contributions to the Board helped us achieve the key milestone of becoming a publicly traded company,” said Gajus Worthington, president and chief executive officer of Fluidigm.

About Fluidigm

Fluidigm (NASDAQ:FLDM) develops, manufactures and markets microfluidic systems for growth markets in the life science and agricultural biotechnology, or Ag-Bio, industries. Fluidigm’s proprietary microfluidic systems consist of instruments and consumables, including integrated fluidic circuits, or chips, and reagents. These systems are designed to significantly simplify experimental workflow, increase throughput and reduce costs, while providing the excellent data quality demanded by customers. Fluidigm actively markets three microfluidic systems including eight different commercial chips to leading pharmaceutical and biotechnology companies, academic institutions and Ag-Bio companies.

For more information, please visit www.fluidigm.com.

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“Fluidigm” and the Fluidigm logo are trademarks or registered trademarks of Fluidigm.

Cautionary Note About Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of federal securities laws. Forward-looking statements include, among others, statements concerning or implying Fluidigm’s future financial performance, trends and opportunities affecting Fluidigm, and the ability of management personnel and our board of directors to contribute to the growth of our business. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by these forward-looking statements. Fluidigm’s business, revenues, and operating results are and will be subject to numerous risks and uncertainties, including (among others) risks relating to market acceptance of our products, the potential for quarterly variations in our operating results, our ability to successfully launch new products and applications, and competition in our primary markets. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in Fluidigm’s filings with the United States Securities and Exchange Commission, including risks and uncertainties identified in our registration statement on Form S-1 as declared effective on February 9, 2011.

CONTACT:	Howard High
Fluidigm Corporation
650.266.6081 (office)
510.786.7378 (mobile)
howard.high@fluidigm.com